THIRD AMENDMENT AND JOINDER

dated as of November 1, 2011 to the

PARTICIPATION AGREEMENT

dated January 5, 2007 among

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC. ("PVC"), PRINCIPAL FUNDS DISTRIBUTOR, INC. ("PFDI"), PRINCIPAL MANAGEMENT CORPORATION ("PMC"), and PRINCIPAL LIFE INSURANCE COMPANY (the "Company") (the "Agreement").

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Third Amendment and Joinder (this "Amendment").

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.     Amendment of the Agreement

(a)
Joinder. Principal National Life Insurance Company shall be an additional party to the Agreement as of the date of this Amendment. All references in the Agreement to the "Company" shall mean Principal National Life Insurance Company and/or Principal Life Insurance Company, as applicable.

(b)	Consent. Principal National Life Insurance Company agrees to be bound by all of the terms, provisions and conditions contained in the Agreement as of the date of this Amendment.

(c)	Notices. Article VII of the Agreement is amended by adding contact information for Principal National Life Insurance Company and changing the contact information for the Company as follows:

If to Principal Life Insurance Company:

Sara Wiener, Director- Product Management
Principal Life Insurance Company
711 High Street
Des Moines, IA 50392

with a copy to:

Charles Schneider, Counsel
Principal Life Insurance Company
711 High Street
Des Moines, IA 50392

If to Principal National Life Insurance Company:

Sara Wiener, Director- Product Management
Principal National Life Insurance Company
71 I High Street
Des Moines, IA 50392

with a copy to:

Charles Schneider, Counsel
Principal National Life Insurance Company
711 High Street
Des Moines, IA 50392

(d)	Schedule A. Schedule A is amended and restated in its entirety and replaced with the Schedule A attached hereto.

2. Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3. Miscellaneous

(a)	Entire Agreement; Restatement.

(i) This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii) Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)     Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified first on the first page of this Amendment.

PRINCIPAL FUNDS DISTRIBUTOR, INC. By: /s/ Mike Beer Name: Mike Beer Title: Executive Vice President	PRINCIPAL LIFE INSURANCE COMPANY By: /s/Sara Wiener Name: Sara Wiener Title: Director - Product Management

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC. By: /s/ Mike Beer Name: Mike Beer Title: Executive Vice President	PRINCIPAL NATIONAL LIFE INSURANCE COMPANY By: /s/Sara Wiener Name: Sara Wiener Title: Director - Product Management

PRINCIPAL MANAGEMENT CORPORATION By: /s/ Mike Beer Name: Mike Beer Title: Executive Vice President

SCHEDULE A

dated as of November 1, 2011 to the

PARTICIPATION AGREEMENT

dated January 5, 2007

Separate Accounts, Associated Contracts, Available Share Classes and Funds

Name of Separate Account	Contracts Funded by Separate Account	PVC Share Class Available to Separate Account
Principal Life Insurance Company Separate Account B	All Contracts	All share classes
Principal Life Insurance Company Variable Life Separate Account	All Contracts	All share classes
Principal National Life Insurance Company Variable Life Separate Account	All Contracts	All share classes